CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A (Amendment No. 4) of our report dated March 14, 2007 with respect to the financial statements of Jobsinsite, Inc. for the years ended December 31, 2006 and 2005 and our report dated June 19, 2007 in regard to the review of the financial statements of Jobsinsite, Inc. for the three months ended March 31, 2007 and to the reference to our Firm under the caption “Experts” in the prospectus.

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Paritz & Company, P.A.

Hackensack, New Jersey

July 6, 2007